Exhibit 5.3
[Letterhead of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.]
October 22, 2007
Centerplate, Inc.
201 East Broad Street
Spartanburg, South Carolina 29306

Re:	Service America of Texas, Inc.
Ladies and Gentlemen:
     We have acted as special Texas counsel to Service America of Texas, Inc., a Texas corporation (the “Corporation”), which is an indirect wholly-owned subsidiary of Centerplate, Inc., a Delaware corporation formerly known as Volume Services America Holdings, Inc. (the “Registrant”), in connection with a Registration Statement on Form S-3 (File No. 333-141551) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, together with the amendments thereto filed through the date hereof, being referred to as the “Registration Statement”) by the Registrant and the guarantors listed therein, including the Corporation (the “Guarantors”). The Registration Statement relates to the public offering and sale from time to time pursuant to Rule 415 under the Securities Act by the Selling Securityholders named therein of Income Depository Securities (“IDSs”) representing shares of common stock and subordinated notes due 2013 (the “Notes”) of the Registrant, and the guarantee of the Notes by the Guarantors, including the Corporation (the “Guarantees”). We understand that the Notes and Guarantees will be issued under that certain Indenture dated as of December 10, 2003, as amended by the First Amendment and supplemented by the Supplemental Indenture (each as defined below, and said Indenture, as amended and supplemented collectively, the “Amended Indenture”), among the Registrant, the Guarantors and the Bank of New York, as Trustee. The defined terms used herein shall have the meaning given in the Amended Indenture unless otherwise defined herein.
     This opinion is being delivered at the request of the Registrant in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Davies Ward Phillips & Vineberg LLP, counsel to the Registrant. You are aware, and we hereby confirm, that we have not represented the Registrant or the Corporation with respect to the IDSs, the Registration Statement, the Notes, the Guarantees or otherwise, but that we have been retained for the limited purpose of rendering the opinions set forth herein. We hereby confirm that you acknowledge the foregoing and that you have consented to the rendering of the opinion set forth herein by this firm in light thereof.

Centerplate, Inc.
October 22, 2007

     In such capacity we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of only the following:
     1.  Amendment No. 3 to the Registration Statement, as filed on Form S-3 with the Commission on October 22, 2007;
     2. a copy of the Indenture, dated as of December 10, 2003;
     3. the Amended and Restated Articles of Incorporation of the Corporation, and the Amended and Restated Bylaws of the Corporation, as currently in effect;
     4. resolutions of the board of directors of the Corporation relating to the First Amendment, the Supplemental Indenture, the Guarantees, and the other transactions contemplated by the Registration Statement.
     5. a copy of the First Amendment to Indenture by and between the Registrant and the Trustee, dated as of October 24, 2006 (the “First Amendment”); and
     6. a copy of the Supplemental Indenture, in draft form delivered to us on September 25, 2007 (the “Supplemental Indenture”), by and among the Registrant, the Corporation, the other Guarantors signatories thereto and the Trustee, all as such parties shall be therein more particularly described.
     We have also examined and relied upon the following:
     1. certificates of the Texas Secretary of State, dated September 25, 2007 to the effect that the Corporation is duly incorporated and existing under the laws of the State of Texas, and is in good standing and duly authorized to transact business in the State of Texas; and
     2. a Secretary’s certificate of the Corporation, dated September 25, 2007 certifying (a) the Amended and Restated Articles of Incorporation of the Corporation, (b) the Amended and Restated Bylaws, (c) certain resolutions of the Board of Directors of the Corporation, (d) the Amended Indenture and (e) the incumbency of the officers of the Corporation executing the First Amendment.
     In preparing this opinion, we have relied without independent verification as to matters of fact material to this opinion upon the statements, certificates and representations of officers, employees and other representatives of the Corporation, including but not limited to the representations in the Amended Indenture.

Centerplate, Inc.
October 22, 2007

     For purposes of our opinion, we have relied, without investigation, upon the assumption that:
     (a) Natural persons who are involved on behalf of the Corporation have sufficient legal capacity to enter into and perform the transactions effected under the Amended Indenture;
     (b) Each document submitted to us for review is accurate and complete and each document that is an original is authentic;
     (c) Each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine and each certificate issued by a governmental official, office or agency concerning a person’s status, including but not limited to certificates of corporate existence, is accurate, complete and authentic; and
     (d) All official public records (including their proper indexing and filing) are accurate and complete.
     We have also assumed that the final executed Supplemental Indenture will be in substantially the same form as the draft that has been provided to us on September 25, 2007.
     Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications and exceptions set forth or incorporated herein, we are of the opinion that:
     1. The Corporation is a corporation duly incorporated and validly existing under the laws of the State of Texas, and has the requisite corporate power and authority to execute and deliver the Supplemental Indenture and to perform its obligations under the Amended Indenture.
     2. The Supplemental Indenture has been duly and validly authorized and, assuming the execution thereof by an authorized officer of the Corporation and the subsequent delivery thereof to the Trustee, executed and delivered by the Corporation.
     3. The execution and delivery of the Supplemental Indenture and the performance by the Corporation of the Amended Indenture do not and will not violate such corporation’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, and do not and will not violate any applicable Texas statutory law, rule or regulation.
     In addition to any assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following assumption and qualifications.
     Our opinion on each issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered, in a properly presented case, by the Texas Supreme Court. The manner in which any particular issue would be treated in any actual court

Centerplate, Inc.
October 22, 2007

case would depend in part on the facts and circumstances particular to that case, and our opinion is not intended to guarantee the outcome of any legal dispute which may arise in the future.
     In rendering this opinion and with your concurrence, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, that may have been made by or on behalf of the parties to the Amended Indenture, other than the Corporation, and we have assumed in rendering this opinion that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements, in light of the circumstance in which they are made, not misleading.
     This opinion is limited in all respects to the laws of the State of Texas, as now in effect, which have been published and are generally available in a format which makes legal research reasonably feasible. We disclaim any responsibility to inform you of any changes. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction, including but not limited to the federal laws of the United States.
     We do not purport to pass upon the application of any “blue sky” or securities laws with respect to the transactions contemplated by the Registration Statement.
     This opinion is being rendered at the request of the Registrant in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Davies Ward Phillips & Vineberg LLP, counsel for the Registrant.
     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules or Regulations of the Commission thereunder.

Centerplate, Inc.
October 22, 2007

Sincerely,
/s/ Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.